Exhibit 99.1

AlphaPoint Technology, Inc. (OTCBB: APPO) – Acquires SoftPay Solutions On-Line Payment Systems, Through its Subsidiary, AlphaPoint Payment Systems

Acquisition Expands National Footprint and Capabilities, provides high quality, innovative, online billing and customer management software and self-service payment facilities

TAMPA, Fla.--(BUSINESS WIRE)--

AlphaPoint Technology (APPO), an emerging provider of Data Center Infrastructure Management and IT Asset Management solutions through its flagship product AssetCentral™, continues to add to its product portfolio with the acquisition of SoftPay Solutions LLC. http://softpaysolutions.com/

AssetCentral™ is a multi-tier, web-based IT asset management application that enables data center and infrastructure managers to account, track, manage and report by location, on all physical IT assets anywhere in a corporate or network environment. AssetCentral™ uses an SQL database for storage, on-demand content generation, hyper-linking and cascading style sheets to create a highly customizable visualization tool for managing IT assets. AssetCentral’s unique visual interface and open architecture, enables seamless integration with real-time power management, auto-discovery, RFID, temperature sensors, and network and system monitoring tools. AssetCentral™ provides “drill-down” asset modeling, capacity planning, change management and business reporting functionality for today’s complex data center environments.

“Today’s announcement marks a significant step in the AlphaPoint Technology growth strategy, bringing unique best in class solutions in-house, while aggressively expanding our market presence,” said Gary Macleod, President and CEO, AlphaPoint Technology. “SoftPay’s on-line payment modules complement AlphaPoint’s growing base of enterprise grade software offerings that enable customers to accelerate the performance of DCIM applications and reduce overall cost of ownership. With this advanced functionality, data center managers and IT service professionals will now be able to purchase AssetCentral™ on-line. The result for end customers is a one-of-a-kind branded experience that makes self-service easy to use and engaging.”

Sol Alan Saad, Managing Director and Industry Coverage Head for Telecom, Media and Technology, at Ladenburg Thalmann & Co. Inc., commented, “The acquisition of SoftPay Solution opens exciting new revenue opportunities for AlphaPoint, as well enhancing the AssetCentral product offering.” The acquisition brings SoftPay’s powerful self-service applications as a product in its own right, and also enables the seamless conversion of AlphaPoint’s AssetCentral™ Freemium users.

“The acquisition of SoftPay Solutions by AlphaPoint Payment Systems, better positions the company to offer its DCIM software tools to the growing number of small and medium size companies now moving to the cloud and to hosted data services,” said Geoff Bicknell, CFO of AlphaPoint Technology. “We estimate that by 2015, the size of the DCIM market will have reached about $1.3bn, growing at a compound rate of nearly 39% every year.”

Key Facts:

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By integrating the on-line purchasing technology of SoftPay Solutions, organizations will now be able to purchase and deploy additional DCIM modules, licenses and professional services from AlphaPoint’s website and from within the AssetCentral™ Lite application itself. AssetCentral™ Lite will be sold as a hosted, subscription based solution.

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AlphaPoint customers and eCommerce website owners will now be able to use SoftPay’s platform to accept online payments, using a secure innovative “payment plug-in”. SoftPay’s online billing system enables end-user customers to access their account profile, view payment history and invoices, make payments, and more. The plug-in is unique and is easy to install, and is designed to be imbedded directly into a merchant’s website, without the need to launch to a new page or hire expensive web developers.

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SoftPay’s solution also includes an “on-line billing system”, which enables merchants through their own control panel and dashboard to view daily profits, run transaction reports, and to manage customer databases, subscription billing, invoicing and customer notifications using various email tools.

About AlphaPoint Technology

From its headquarters in Sarasota, Florida, AlphaPoint aims to be a leading provider of DCIM and ITAM solutions. AlphaPoint Technologies, Inc. provides Data Center and IT Asset Management Software. AssetCentral™ is a cutting-edge, easy-to-use, web-based IT Asset Management (ITAM software) and Data Center Infrastructure Management (DCIM software) solution that empowers

IT professionals to simplify data center operations, streamline processes, implement best practices, improve service delivery, mitigate risk, and help drive Green Data Center Initiatives. To learn more, visit www.alphapointtechnology.com.

Forward-Looking Statement:

The statements in the press release that relate to the Company's expectations with regard to the future impact on the Company's results from acquisitions or actions in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in such statements. Such risks, uncertainties, and factors include, but are not limited to, future capital needs, changes, and delays in product development plans and schedules, or market acceptance.

Contact:

AlphaPoint Technology, Inc.

Jay Letendre,

941-907-8822jletendre@alphapoint-us.com